CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement on Form S-1 (Registration No. 333-        ) of REMEDIATION SERVICES, INC., to be filed on or about March 29, 2010, of our report dated March 3, 2010 with respect to the consolidated financial statements of China Liandi Clean Technology Engineering Limited and its subsidiaries as of and for the years ended March 31, 2008 and 2009.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

Hong Kong
March 29, 2010